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Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:

MEDIA COMMUNICATIONS Amy Bass Director of Corporate Communications 417-625-5114 abass@empiredistrict.com	INVESTOR RELATIONS Jan Watson Secretary—Treasurer (417) 625-5108 jwatson@empiredistrict.com

MISSOURI PUBLIC SERVICE COMMISSION
APPROVES NEW RATES FOR
THE EMPIRE DISTRICT ELECTRIC COMPANY

JOPLIN, MO—November 14, 2002—The Empire District Electric Company (NYSE:EDE) announced today that the Missouri Public Service Commission (MPSC) has approved the Unanimous Stipulation and Agreement filed on October 29, 2002, which provides for changes in rates for the Company's Missouri electric customers. The new rates have an effective date of December 1, 2002, and conclude the rate case filed by Empire on March 8, 2002.

Based in Joplin, Missouri, The Empire District Electric Company (NYSE:EDE) is an investor-owned utility providing electric service to approximately 152,000 customers in southwest Missouri, southeast Kansas, northeast Oklahoma, and northwest Arkansas. The Company also provides monitored security, decorative lighting and fiber optic service and has investments in wireless Internet service and close-tolerance custom manufacturing. Empire provides water service in three incorporated communities in Missouri.

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Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements address future plans, objectives, expectations, and events or conditions concerning various matters. Actual results in each case could differ materially from those currently anticipated in such statements, by reason of the factors noted in our filings with the SEC, including the most recent Form 10-K and Form 10-Q.

THE EMPIRE DISTRICT ELECTRIC COMPANY    •    602 JOPLIN STREET    •    JOPLIN, MISSOURI 64802
    •    417-625-5100    •    FAX: 417-625-5169    •    www.empiredistrict.com

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  Exhibit 99.1
MISSOURI PUBLIC SERVICE COMMISSION APPROVES NEW RATES FOR THE EMPIRE DISTRICT ELECTRIC COMPANY